Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-213892

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 20, 2016)

Up to $55,000,000
Common Stock
_______________________________

We have entered into an At Market Issuance Sales Agreement, which we refer to as the Sales Agreement, with Keefe, Bruyette & Woods, Inc., whom we refer to as the Distribution Agent, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $2.50 per share, having an aggregate offering price of up to $55,000,000 from time to time through the Distribution Agent.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CHCO.” On December 16, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $66.98 per share.

Upon our delivery of a placement notice, if any, under the Sales Agreement, the Distribution Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell shares of our common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Distribution Agent is not required to sell any specific number of shares or dollar amount of our common stock, but will act as agent using commercially reasonable efforts consistent with its respective normal sales and trading practices on terms mutually agreed upon between the Distribution Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agent will be entitled to compensation at a commission rate of 2.5% of the gross proceeds from each sale of common stock and will be reimbursed for certain of its expenses incurred in this offering. See “Plan of Distribution” for details.

In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain liabilities, including liabilities under the Securities Act.

Shares of our common stock are not savings accounts, deposits or obligations of any bank or non-bank subsidiary of City Holding Company and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. Neither the Securities & Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
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Keefe, Bruyette & Woods
A Stifel Company
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The date of this prospectus supplement is December 19, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, before deciding to purchase our common stock.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein and therein. We have not, and the Distribution Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the Distribution Agent is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Distribution Agent, to subscribe for and purchase, any of the common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “City Holding,” “Company,” “we,” “us,” “our” or similar references refer to City Holding Company, a West Virginia corporation, together with our subsidiaries, except where the context otherwise requires or as otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or future predictions, including events or predictions relating to future financial performance. They are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or words of similar meaning. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including but not limited to the risks described under “Risk Factors” beginning on page S-9 in this prospectus supplement and any accompanying prospectus. Future events and circumstances may cau se actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. The forward-looking statements are based on various assumptions that may not prove to be correct. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to:

•	the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality;

•	the Company may incur increased charge-offs in the future;

•	the Company could have adverse legal actions of a material nature;

•	the Company may face competitive loss of customers;

•	the Company may experience difficulties growing loan and deposit balances;

•	the Company may have difficulty retaining key employees;

•	the Company may experience difficulty in its ability to grow, increase market share, manage expense levels, and maintain sufficient liquidity;

•	the Company may have difficulty consummating acquisition or investment transactions in the future, identifying potential candidates, and obtaining regulatory approval;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings;

•	changes in business strategy or an inability to execute existing strategy due to the occurrence of unanticipated events;

•	changes in technology and our timely development and acceptance of new banking products and services and perceived overall value of these products and services by consumers;

•	changes in consumer spending, borrowing and saving habits and in the financial performance and/or condition of our customers;

•	changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions;

•	changes in general economic conditions, volatility in the securities, credit and equity markets, and increased competition could adversely affect the Company’s operating results;

•	the threat of a significant data security breach and the difficulty in detecting and appropriately responding to a data security breach;

•	the potential for customer fraud, especially in our mortgage lending business;

•
the current economic environment and financial condition of the U.S. banking system pose significant challenges for us and could adversely affect our  financial condition and results of operations and may negatively impact the investments the Company has made in the securities of other companies;

•
legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated and to be promulgated thereunder by the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board and the Consumer Financial Protection Bureau, which may subject the Company, our subsidiaries, or one or more acquired companies to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses;

•	the impact of new minimum capital thresholds established as a part of the implementation of Basel III capital reforms;

•	changes in other laws, regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies; and

•	other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the SEC.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the common stock that may be sold under this prospectus. For further information about us and the common stock that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.bankatcity.com. The information on the SEC website and on our website is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to:

City Holding Company
Attn: Secretary
25 Gatewater Road
Charleston, West Virginia 25313
Tel.: (304) 769-1100

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed by us separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 2, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 5, 2016, August 4, 2016 and November 3, 2016, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2016, February 29, 2016, March 31, 2016, April 29, 2016, May 4, 2016, May 24, 2016 and December 19, 2016;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act on October 21, 1998, including any amendment or report filed for purposes of updating such description.

In addition, any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents.

Prospectus Supplement Summary

The following is a summary of selected information contained elsewhere in this prospectus supplement. It does not contain all of the information that you should consider before deciding to purchase the common stock offered hereby. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section beginning on page S-9, and the information incorporated by reference in this prospectus supplement, including the historical financial statements and the related notes thereto and management’s discussion and analysis thereof, before making an investment decision to purchase our shares of common stock.

City Holding Company

We are a financial holding company headquartered in Charleston, West Virginia. We conduct our principal activities through our wholly-owned subsidiary, City National Bank of West Virginia (“City National”). City National provides banking, trust and investment management and other financial solutions through its network of 85 banking offices and 834 full-time equivalent associates located in the states of West Virginia, Virginia, eastern Kentucky and southeastern Ohio. Our business activities are currently limited to one reportable business segment, which is community banking.

The principal products produced and services rendered by City National include:

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Commercial Banking - City National offers a full range of commercial banking services to corporations and other business customers. Loans are provided for a variety of business purposes, including financing for commercial and industrial projects, income producing commercial real estate, owner-occupied real estate and construction and land development. City National also provides deposit services for commercial customers, including treasury management, lockbox and other cash management services. City National provides merchant credit card services through an agreement with a third party vendor.

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Consumer Banking - City National provides banking services to consumers, including checking, savings and money market accounts as well as certificates of deposit and individual retirement accounts. In addition, City National provides consumers with installment and real estate loans and lines of credit. City National also offers credit cards through an agreement with a third party vendor.

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Mortgage Banking - City National provides mortgage banking services, including fixed and adjustable-rate mortgages, construction financing, production of conventional and government insured mortgages, secondary marketing and mortgage servicing.

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Wealth Management and Trust Services - City National offers specialized services and expertise in the areas of wealth management, trust, investment and custodial services for commercial and individual customers. These services include the administration of personal trusts and estates as well as the management of investment accounts for individuals, employee benefit plans and charitable foundations. City National also provides corporate trust and institutional custody, financial and estate planning and retirement plan services.

City National’s customer base is diverse and the loss of a single depositor would not have a material adverse effect on liquidity, capital, or other elements of financial performance. Although no portion of City National’s loan portfolio is concentrated within a single industry or group of related industries, it historically has held residential mortgage loans as a significant portion of its loan portfolio. At September 30, 2016, approximately 54% of our loan portfolio was categorized as residential mortgage and home equity loans. However, due to the fractionated nature of residential mortgage lending, there is no concentration of credits that would be considered materially detrimental to our financial position or operating results.

Our business is not seasonal and has no significant foreign sources or applications of funds.  There are no anticipated material capital expenditures, or any expected material effects on earnings or our competitive position as a result of compliance with federal, state and local provisions enacted or adopted relating to environmental protection.

City National’s loan portfolio is comprised of commercial and industrial, commercial real estate, residential real estate, home equity, consumer loans and demand deposit account (“DDA”) overdrafts.

The commercial and industrial loan portfolio consists of loans to corporate and other legal entity borrowers primarily in small to mid-size industrial and commercial companies. Commercial and industrial loans are considered to contain a higher level of risk than other loan types although care is taken to minimize these risks. Numerous risk factors impact this portfolio including industry specific risks such as economy, new technology, labor rates and cyclicality, as well as customer specific factors, such as cash flow, financial structure, operating controls and asset quality.  As of September 30, 2016, City National reported $176.4 million of loans classified as “Commercial and Industrial.”

Commercial real estate loans consist of commercial mortgages, which generally are secured by nonresidential and multi-family residential properties. Commercial real estate loans have been made to many of the same customers and carry similar industry risks as our commercial and industrial loans.  As of September 30, 2016, City National reported $1.16 billion of loans classified as “Commercial Real Estate.”

City National diversifies risk within the commercial and industrial and commercial real estate portfolios by closely monitoring industry concentrations and portfolios to ensure that it does not exceed established lending guidelines. Diversification is intended to limit the risk of loss from any single unexpected economic event or trend. Underwriting standards require a comprehensive credit analysis and independent evaluation of all larger balance commercial loans by the loan committee prior to approval.

City National categorizes commercial loans by industry according to the North American Industry Classification System (NAICS) to monitor the portfolio for possible concentrations in one or more industries. As of September 30, 2016, of City National commercial loans no single industry classification exceeded 10% of total loans; however, approximately 20% of City National’s commercial loans are within the Lessors of Residential Buildings and Dwellings and Lessors of Nonresidential Buildings classifications.

Residential real estate loans represent loans to consumers that are secured by a first lien on residential property. Residential real estate loans include loans that provide for the purchase or refinance of a residence and first-lien home equity loans that allow consumers to borrower against the equity in their home. These loans primarily consist of single family 3 and 5 year adjustable rate mortgages with terms that amortize up to 30 years. City National also offers fixed-rate residential real estate loans that are sold in the secondary market that are not included on City National’s balance sheet and City National does not retain the servicing rights to these loans.  Residential mortgage loans are generally underwritten to comply with Fannie Mae guidelines, while the home equity loans are underwritten with typically less documentation, but with lower loan-to-value ratios and shorter maturities. As of September 30, 2016, City National reported $1.45 billion of loans classified as “Residential Real Estate.”

City National’s home equity loans represent loans to consumers that are secured by a second (or junior) lien on a residential property. Home equity loans allow consumers to borrower against the equity in their home without paying off an existing first lien. These loans consist of home equity lines of credit (“HELOC”) and amortized home equity loans that require monthly installment payments. Home equity loans are underwritten with less documentation, lower loan-to-value ratios and for shorter terms. The amount of credit extended is directly related to the value of the real estate at the time the loan is made. As of September 30, 2016, City National reported $141.6 million of loans classified as “Home Equity.”

All mortgage loans, whether fixed rate or adjustable rate, are originated in accordance with acceptable industry standards and comply with regulatory requirements. Fixed rate loans are processed and underwritten in accordance with Fannie Mae and Freddie Mac guidelines; while adjustable rate loans are underwritten in accordance with City National’s internal loan policy.

Consumer loans may be secured by automobiles, boats, recreational vehicles, certificates of deposit and other personal property or they may be unsecured. We monitor the risk associated with these types of loans by monitoring such factors as portfolio growth, lending policies and economic conditions. Underwriting standards are continually evaluated and modified based upon these factors. As of September 30, 2016, City National reported $33.6 million of loans classified as “Consumer.”

DDA overdraft balances reflect demand deposit accounts that have been overdrawn by deposit customers and have been reclassified as loans.  As of September 30, 2016, City National reported $2.9 million of loans classified as “DDA Overdrafts.”

City National’s loan underwriting guidelines and standards are updated periodically as approved by the Board of Directors. The purpose of the guidelines and standards is to grant loans on a sound and collectible basis; to invest available funds in a safe, profitable manner; to serve the legitimate credit needs of the communities in City National’s primary market area; and to ensure that all loan applicants receive fair and equal treatment in the lending process. It is the intent of the underwriting guidelines and standards to: minimize loan losses by carefully investigating the credit history of each applicant, verify the source of repayment and the ability of the applicant to repay, collateralize those loans in which collateral is deemed to be required, exercise care in the documentation of the application, review, approval, and origination process, and administer a comprehensive loan collection program. The above guidelines are adhered to and subject to the experience, background and personal judgment of the loan officer assigned to the loan application.

Corporate Information

Our headquarters is located at 25 Gatewater Road, Charleston, West Virginia 25313, and our telephone number is (304) 769-1100. Our website can be found at http://www.bankatcity.com. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	City Holding Company

Securities offered	Shares of our common stock having an aggregate offering price of up to $55,000,000.

Manner of the offering	“At the market offering” that may be made from time to time through the Distribution Agent. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

Use of Proceeds
We expect to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Dividends
On December 14, 2016, our board of directors declared a regular quarterly cash dividend of $0.43 per common share. The cash dividend of $0.43 per common share will be paid on January 31, 2017 to shareholders of record as of January 13, 2017. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements, restrictions contained in financing instruments and other factors that our board of directors may deem relevant. Thus, as a practical matter, any restrictions on the ability of City National to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors-Risks Associated with the Offering and our Common Stock-The Company’s Ability to Pay Dividends is Limited.”

Risk Factors
Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Global Market Select Symbol	“CHCO”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of our common stock could lose some or all of their investment.

Risks Associated with the Offering and Our Common Stock

The Value of the Company’s Common Stock Fluctuates

The market for the Company’s common stock may experience significant price and volume fluctuations in response to a number of factors including actual or anticipated quarterly variations in operating results, changes in expectations of future financial performance, changes in estimates by securities analysts, governmental regulatory action, banking industry reform measures, customer relationship developments and other factors, many of which will be beyond the Company’s control.

Furthermore, the stock market in general, and the market for financial institutions in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the Company’s common stock, regardless of actual operating performance.

Future Sales of Shares of the Company’s Shares of Common Stock Could Negatively Affect its Market Price

Future sales of substantial amounts of the Company’s shares of common stock, or the perception that such sales could occur, could adversely affect the market price of the Company’s common stock in the open market. We make no prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Company’s common stock.

Shares of the Company’s Common Stock Are Not FDIC Insured

Neither the FDIC nor any other governmental agency insures the shares of the Company’s common stock. Therefore, the value of your shares in the Company will be based on their market value and may decline.

The Company’s Ability To Pay Dividends Is Limited

Although the Board of Directors has declared cash dividends in the past, the current ability to pay dividends is largely dependent upon the receipt of dividends from City National. Federal banking laws and state corporate laws impose restrictions on the ability of City National to pay dividends. Holders of shares of the Company’s common stock are entitled to dividends if, and when, they are declared by the Company’s Board of Directors out of funds legally available for that purpose. Additional restrictions are placed upon the Company by the policies of federal regulators, including the Federal Reserve Board’s policy statements, which provides that bank holding companies should pay dividends only out of the past year’s net income, and then only if their prospective rate of earnings retention appears consistent with their capital needs, asset quality, and overall financial condition. In general, future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the Company’s and City National’s future earnings, capital requirements, regulatory constraints and financial condition.

We Have Broad Discretion in Using the Net Proceeds, if Any, From This Offering and May Use the Proceeds in Ways That May Not Enhance Our Operating Results or the Value of Our Shares of Common Stock.

We are not guaranteed to receive any particular amount of proceeds from this offering.  In addition, our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering.  The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

We expect to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.

DIVIDEND POLICY

On December 14, 2016, our board of directors declared a regular quarterly cash dividend of $0.43 per common share. The cash dividend of $0.43 per common share will be paid on January 31, 2017 to shareholders of record as of January 13, 2017. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our shares common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Thus, as a practical matter, any restrictions on the ability of City National to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors-Risks Associated with the Offering and our Common Stock-The Company’s Ability to Pay Dividends is Limited.”

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our shares of common stock trades on the NASDAQ Global Select Market under the symbol “CHCO.” Set forth below are the high and low sales prices on the NASDAQ Global Select Market for the two most recently completed fiscal years and the period from January 1, 2016 through December 16, 2016 of the current fiscal year. Also set forth below are dividends declared per share in each of these periods:

Fiscal Quarter	High	Low	Cash Dividends Per Share
2014
First	$47.40	$41.73	$0.40
Second	$46.85	$41.06	$0.40
Third	$46.72	$40.56	$0.40
Fourth	$47.83	$41.63	$0.40
2015
First	$49.00	$41.59	$0.42
Second	$50.27	$44.54	$0.42
Third	$52.28	$44.54	$0.42
Fourth	$51.33	$43.39	$0.42
2016
First	$48.19	$40.74	$0.43
Second	$50.43	$42.98	$0.43
Third	$50.97	$44.27	$0.43
Fourth (through December 16, 2016)	$68.78	$48.40	$0.43

There were approximately 2,719 holders of record of our common stock, the only class of equity securities currently issued and outstanding, as of December 16, 2016. On December 16, 2016, the closing sale price for our shares of common stock was $66.98 per share, as reported on the NASDAQ Global Select Market.

Future dividends will depend on our earnings, financial condition and other factors that our board of directors considers to be relevant. For additional discussion relating to restrictions that limit our ability to pay dividends refer to “Item 1. Business - Regulation and Supervision - Dividends and Other Payments” of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Distribution Agent under which we may issue and sell shares of our common stock having aggregate gross proceeds of up to $55,000,000 from time to time through the Distribution Agent. The Sales Agreement was filed with the SEC as an exhibit to our Current Report on Form 8-K dated December 19, 2016, and is incorporated herein by reference. The sales, if any, of shares of our common stock made under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the shares of common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. We may instruct the Distribution Agent not to sell shares of the common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agent may suspend the offering of the shares of common stock upon notice and subject to other conditions. The Distribution Agent will not engage in any transactions that stabilize the price of our shares of common stock.
Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify the Distribution Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of the notice, the Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay the Distribution Agent commissions for its services in acting as our agent in the sale of common stock. The Distribution Agent will be entitled to compensation at a commission rate of 2.5% of the gross proceeds from each sale of common stock pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agent under the terms of the Sales Agreement, will be approximately $215,000. We have also agreed to reimburse the Distribution Agent for the reasonable fees and disbursements of counsel to the Distribution Agent in connection with this offering. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.
Distribution Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which it has made sales of shares of our common stock under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the Distribution Agent with respect to such sales, and the net proceeds payable to us.
Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of common stock subject to the agreement or (ii) termination of the Sales Agreement by us or the Distribution Agent as permitted therein.

The Distribution Agent and its respective affiliates have provided, and may in the future provide various investment banking and other financial services to us and our affiliates, for which services they have received, and may in the future receive, customary fees. To the extent required by Regulation M, the Distribution Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Dinsmore & Shohl LLP. Covington & Burling LLP is counsel for the Distribution Agent in connection with this offering.

EXPERTS

The consolidated financial statements of City Holding Company appearing in City Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of City Holding Company’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

_____________________________

CITY HOLDING COMPANY

$100,000,000

Common Stock, Preferred Stock, Depositary Shares,
Senior Debt Securities, Subordinate Debt Securities, Warrants and Units
_____________________________

We may offer from time to time common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities, warrants and units.  These securities may be offered upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Shares of our common stock are listed on The NASDAQ Global Select Market under the trading symbol “CHCO.” Unless we state otherwise in the applicable prospectus supplement, we do not intend to list any of the other securities listed above on any securities exchange. We may sell the securities directly to purchasers or to, or through, underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as in any prospectus supplement.

The Securities are not deposits of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY, or any other governmental agency.

Neither the Securities and Exchange Commission, nor any state securities commission, NOR ANY BANK REGULATORY AGENCY has approved or disapproved the Securities or determined if this prospectus, or any accompanying prospectus supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2016.

ABOUT THIS PROSPECTUS

The words “we,” “our,” “us,” the “Company,” and “City Holding” refer to City Holding Company, a West Virginia for-profit corporation, unless indicated otherwise.

This prospectus is part of a registration statement that City Holding Company has filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may offer and sell, either separately or together, any combination of the securities in one or more offerings from time to time in the future. We may also issue any of the common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The maximum aggregate amount of securities that we may offer under this registration statement is $100,000,000.

This prospectus provides you with a general description of the securities that we may offer.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus and any accompanying prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

Neither this prospectus nor any accompanying prospectus supplement contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been authorized. Neither this prospectus or any prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, nor an offer to sell or the solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to future financial performance. They are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or words of similar meaning. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including but not limited to the risks described under “Risk Factors” in this prospectus and any accompanying prospectus supplement. Future events and circumstances may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. The forward-looking statements are based on various assumptions that may not prove to be correct. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to:

•	the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality;

•	the Company may incur increased charge-offs in the future;

•	the Company could have adverse legal actions of a material nature;

•	the Company may face competitive loss of customers;

•	the Company may experience difficulties growing loan and deposit balances;

•	the Company may have difficulty retaining key employees;

•	the Company may experience difficulty in its ability to grow, increase market share, manage expense levels, and maintain sufficient liquidity;

•	the Company may have difficulty consummating acquisition or investment transactions, identifying potential candidates, and obtaining regulatory approval;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings;

•	changes in business strategy or an inability to execute existing strategy due to the occurrence of unanticipated events;

•	changes in technology and our timely development and acceptance of new banking products and services and perceived overall value of these products and services by consumers;

•	changes in consumer spending, borrowing and saving habits and in the financial performance and/or condition of our customers;

•	changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions;

•	changes in general economic conditions, volatility in the securities, credit and equity markets, and increased competition could adversely affect the Company’s operating results;

•	the threat of a significant data security breach and the difficulty in detecting and appropriately responding to a data security breach;

•	the potential for customer fraud, especially in our mortgage lending business;

•
the current economic environment and financial condition of the U.S. banking system pose significant challenges for us and could adversely affect our  financial condition and results of operations and may negatively impact the investments the Company has made in the securities of other companies;

•
legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated and to be promulgated thereunder by the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board and the Consumer Financial Protection Bureau, which may subject the Company, our subsidiaries, or one or more acquired companies to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses;

•	the impact of new minimum capital thresholds established as a part of the implementation of Basel III capital reforms;

•	changes in other laws, regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies; and

•	other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the SEC.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY

City Holding Company is a $3.8 billion diversified financial holding company headquartered in Charleston, West Virginia.  The Company conducts its principal activities through its wholly-owned subsidiary, City National Bank of West Virginia (“City National”).  Through its network of 85 banking offices and approximately 860 full-time equivalent associates located in the states of West Virginia (57 offices), Kentucky (11 offices), Ohio (3 offices) and Virginia (14 offices), City National provides credit, deposit, and trust and investment management services to its customers.  In addition to its branch network, City National’s delivery channels include ATMs, debit cards, interactive voice response systems, mobile banking, and Internet technology.

As of June 30, 2016, we had consolidated total assets of approximately $3.8 billion, total net loans of approximately $2.88 billion, total deposits of approximately $3.14 billion and total shareholders’ equity of approximately $428 million.  The Company’s business activities are currently limited to one reportable business segment, which is community banking.

City Holding Company’s principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia. The telephone number is (304) 769-1100. The Company’s website is http://www.bankatcity.com. Information included or referenced to on our website is not incorporated by reference or otherwise a part of this prospectus.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges. For purposes of computing these ratios, “earnings” represents income before income taxes and fixed charges. “Fixed charges” consists of interest paid on our debt and one-third of our gross rental expense (which we believe is representative of the associated interest expense) and includes/excludes interest on deposits. We had no preferred stock outstanding during the periods shown on this table, so our preferred stock dividends amount is zero.

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	51.5x	65.4x	61.4x	58.0x	47.9x	49.3x
Including interest on deposits	6.5x	7.8x	7.3x	6.4x	5.0x	3.9x

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth, including organic growth and selective acquisitions consistent with our business strategy. Pending such use, we may temporarily invest the proceeds, utilize them as working capital, or use them to reduce short-term indebtedness. The amounts, timing, and specific use of any net proceeds will depend upon market conditions, the funding and other requirements of City National, the availability of other funds and other factors. The applicable prospectus supplement will provide more details on the use of proceeds from any specific offering.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus:

•	via public offerings;

•	via direct sales to the public;

•	via block trades;

•	via negotiated transactions;

•	through one or more agents;

•	through one or more underwriters or dealers, whether individually or through an underwriting organization led by one or more managing underwriters;

•	directly to one or more purchasers;

•	in one or more “at the market” offerings, pursuant to Rule 405(a)(4) of the Securities Act; or

•	in any combination of the above; and

•	on a continuous or delayed basis.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. Each prospectus supplement will set forth the specific terms of the offering, including:

•	the type of securities being offered;

•	the public offering price;

•	the name or names of any underwriters, dealers or agents and the type and amount of securities underwritten or purchased by them;

•	the purchase price of securities;

•	the proceeds we expect to receive from the sale of the securities;

•	any underwriting discounts, commissions, agency fees, or other compensation payabel to underwriters or agents;

•	any over-allotment options available to the underwriters of the offering;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. They may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. Only the underwriters named in the prospectus supplement will be underwriters for that particular offering. The prospectus supplement will also disclose any material relationship between us and the underwriters of the offering.

We may use dealers as agents to sell our securities from time to time. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The applicable prospectus supplement will disclose the name of any agents we may use and the commissions we may pay them. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

We may authorize the underwriters or agents to solicit offers from certain types of institutional investors, who may purchase our securities on a delayed basis under delayed delivery contracts. The general terms of the delayed delivery contracts will be outlined in the applicable prospectus supplement. We may also solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may offer our securities to our existing stockholders pursuant to a subscription rights offering. If we utilize a subscription rights offering, we will use certain dealers who will act as standby underwriters. The terms of the standby underwriting agreement, including the identity and fees paid to the standby underwriters, will be disclosed in the applicable prospectus supplement.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described in this paragraph might have on the price of securities. In addition, we do not make any representation that underwriters will engage or not engage in such transactions. If commenced, the underwriters may discontinue any of the activities at any time.

Certain underwriters that are qualified market makers may also engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Rule 103 of

Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may cause the price of the securities to be higher than the price that would otherwise exist absent those transactions. We do not make any representation that underwriters will engage or not engage in such transactions. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement.

We may have agreements with agents, dealers and underwriters entitling them to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and will be identified in the applicable prospectus supplement or post-effective amendment.

Unless the applicable prospectus supplement states otherwise, each series of securities, other than our common stock, which is listed on The NASDAQ Global Select Market, will be a new issue of securities, will have no established trading market, and will not be listed on any exchange. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance that there will be a trading market for the securities and, if a trading market does develop, we make no assurance that such trading market will be liquid.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each class of security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), each of which is incorporated by reference, the applicable provisions of the West Virginia Business Corporation Act, as amended, and other applicable provisions of West Virginia law.

DESCRIPTION OF COMMON STOCK

General

This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement. This summary is not complete and is qualified in its entirety by reference to our Articles, Bylaws and any applicable provisions of West Virginia law.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $2.50 per share, and 500,000 shares of preferred stock, par value $25.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by West Virginia law and our Articles and Bylaws upon the vote of at least a majority of the shares entitled to vote on the matter. As of June 30, 2016, there were 15,005,321 shares of common stock issued and outstanding and no preferred stock issued and outstanding. As of that date, 3,493,961 shares of our common stock were held in treasury. Shares of our common stock are traded on The NASDAQ Global Select Market under the symbol “CHCO.”

Dividends

The holders of common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid to us by City National, our subsidiary. Thus, as a practical matter, any restrictions on the ability of City National to pay dividends to us will act as restrictions on the amount of funds available for us to pay dividends to our shareholders.

Dividend payments from City National are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of City National to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by City National may be restricted at any time at the discretion of the applicable bank regulatory authorities if they deem such dividends to constitute an unsafe and/or unsound banking practice.

We are also subject to Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital levels. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of financial strength for City National, which may require us to retain capital for further investments in City National, rather than use those funds for dividends for our shareholders.

In addition, our Articles permit our board of directors to set the dividend rights of preferred stock. It is possible that holders of one or more series of preferred stock issued in the future could have dividend rights that have priority over those of the holders of common stock.

Subscription, Conversion, Sinking Fund, Redemption, Preemption and Liquidation Rights

Holders of our common stock have no subscription, conversion, sinking fund, redemption, or preemptive rights. Upon liquidation of the Company, holders of our common stock are entitled to receive pro rata all assets, if any, of the Company that are available for distribution after the payment of creditors and any holders of preferred stock. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue.

Voting Rights and Shareholder Proposals

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. The holders of common stock have cumulative voting rights for the election of directors as long as written notice of the intention to exercise cumulative voting rights is given to our secretary at least 48 hours before the beginning of the meeting to elect directors.

In addition to annual meetings, special meetings of the shareholders may be called by the board of directors, the president and secretary, or any three or more shareholders together holding at least ten percent of the outstanding capital stock of the company. Notice of annual and special shareholder meetings will be given pursuant to our Bylaws and applicable West Virginia laws. Under our Bylaws, shareholder proposals, whether board of director nominations or for other business to be discussed, must be submitted to City Holding’s secretary not less than 120 days prior to the annual meeting at which such proposals are to be considered.  If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made. Shareholder proposals to be heard at a special meeting must be submitted to City Holding’s secretary not less than 150 calendar days prior to the special meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Board of Directors

City Holding has a staggered and classified board of directors. The board of directors is divided into three classes; each class is as nearly as equal in number to the others as possible. City Holding’s Bylaws authorize a board of directors of not less than five and not more than twenty-five directors. City Holding currently has thirteen directors, including one chairman. Directors serve terms of three years; each class of directors is up for election every three years. Any director can be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding common stock.

Amendment of Articles and Bylaws

Under West Virginia law, amending the Company’s Articles requires adoption by the board of directors and the affirmative vote of a majority of the votes of shareholders present at a meeting with quorum. If any class or series of shares is entitled to vote as a separate group on the amendment, the affirmative vote of a majority of the votes of shareholders in the separate voting group present at a meeting with quorum is also required. West Virginia law provides that a corporation can require a greater number of affirmative shareholder votes to amend the Articles; City Holding’s Articles do not require a greater vote. Under certain circumstances, the board of directors can amend the Articles without shareholder approval.

The City Holding Bylaws may be amended by a majority vote of the shareholders or board of directors unless such right is removed by the shareholders.

Business Combinations with Interested Parties

West Virginia corporate law does not contain statutory provisions restricting certain business combinations.  Additionally, the City Holding Articles do not contain special provisions relating to business combinations with interested parties.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended (“BHC Act”), generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of City Holding. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of City Holding. In addition, the Change in Bank Control Act of 1978, as amended (“CBC Act”), prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as City Holding, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company and require notification and non-objection by the Federal Reserve Board.

Transfer Agent

The transfer agent and registrar for City Holding common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

 General

This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a prospectus supplement. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary is not complete and is qualified in its entirety by reference to our Articles, Bylaws and any applicable provisions of West Virginia law.

Our authorized capital stock includes 500,000 shares of our preferred stock, with par value of $25.00 per share. No shares of preferred stock are currently outstanding. Under our Articles, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The board of directors or a committee thereof may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of the Company. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company.

Our board of directors is authorized to determine or fix by resolution from time to time the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute such series;

•	the par value of the shares of such series, if any;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders of the preferred stock on our liquidation, dissolution or winding up;

•	whether the shares will be subject to the operation of a sinking fund, and, if so, under what terms and conditions;

•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of restrictions;

•	the conditions or restrictions, if any, upon issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Our board of directors will fix the powers, designations, preferences and other special rights of each series of preferred stock that we may choose to sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such services in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We will also describe in the applicable prospectus supplement the terms of the series of preferred stock being offered. The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the applicable prospectus supplement.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing, in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock, decreasing the amount of earnings and assets available for distribution to holders of our common stock and creating restrictions upon the payment of dividends and other distributions to holders of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders.

When we issue preferred stock under this prospectus and the applicable prospectus supplement, such preferred stock will be fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.

Rank

Unless otherwise specified in the applicable prospectus supplement, shares of any series of preferred stock will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment of dividends. The applicable prospectus supplement will describe the terms of each preferred stock series, including the dividend rates, the dates on which we will pay dividends, whether the rates are fixed or variable, the formula used to determine any variable rate, whether the dividends are cumulative and other rights of the holders of each series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock.

Redemption Rights

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or of the holder thereof and may be mandatorily redeemed. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of City Holding, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the applicable prospectus supplement. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a pro rata basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the CBC Act to acquire or retain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

General

This section of the prospectus describes the material terms and provisions of our depositary shares. When we offer to sell depositary shares of our preferred stock, we will describe the specific terms of the offering and the depositary shares in a prospectus supplement. The applicable prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the depositary shares offered by us. This summary is not complete and is qualified in its entirety by reference to our Articles, Bylaws and any applicable provisions of West Virginia law.

Depositary shares are fractional shares of preferred stock. Each depositary share will represent a certain fraction of a share of a certain series of preferred stock. If we decide to offer and sell depositary shares, the fractional amount of preferred stock that the depositary share represents, the underlying series of such preferred stock, and the powers, designations, preferences, and other terms and rights of the underlying series of preferred stock will be specified in the applicable prospectus supplement.

If we choose to issue depositary shares, we will (1) deposit the underlying preferred stock represented by each depositary share with a depositary (the “preferred stock depositary”), (2) enter into a deposit agreement with the preferred stock depositary and the holders of the depositary shares, and (3) issue depositary receipts for any depositary shares we sell. Subject to the terms of the deposit agreement and depositary receipt, each holder of one or more depositary shares will be entitled to all of the rights and preferences of the series of preferred stock underlying the depositary shares in proportion to the applicable fraction of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights.

We will identify the preferred stock depositary and describe the material terms of the depositary shares, depositary receipts, deposit agreement, and underlying series of preferred stock in a prospectus supplement relating to the offering of depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC as an exhibit to the applicable prospectus supplement.

Voting

Holders of depositary shares are entitled to the same voting rights, if any, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If holders of the underlying preferred stock are entitled to vote at any meeting of shareholders, the preferred stock depositary will mail the notice of such meeting to the holders of depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the underlying preferred stock. Each holder of one or more depositary shares will be furnished with certain information about the shareholder meeting, including notice, reports, and proxy solicitation material, and will be able to vote his or her depositary shares by giving instructions to the preferred stock depositary in accordance with the information provided in the proxy material.

Dividends

Holders of depositary shares are entitled to the same dividend and other distribution rights, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If we offer depositary shares, we will include a description of the dividend rights of the underlying preferred stock in the applicable prospectus supplement. The par value of the underlying preferred stock, if any, the dividend rate, and whether the dividends are cumulative or non-cumulative will be included in such description.

The record date for receiving dividends on behalf of depositary shares will be the same as the record date for the underlying preferred stock. If we issue dividends to the holders of the underlying series of preferred stock, each holder of depositary shares will receive a proportional amount of such dividend equal to (i) the fraction of a share of preferred stock represented by a depositary share, multiplied by (ii) the number of depositary shares held by such holder. The payment of dividends to holders of depositary shares will be facilitated in a manner similar to the payment of dividends to holders of our common and preferred stock.

Redemption, Conversion and Liquidation

Our ability to redeem depositary shares will be the same as our ability to redeem shares of the underlying series of preferred stock. This ability will be outlined in the prospectus supplement accompanying the offering of the depositary shares.

The redemption price for each depositary share will be (i) the redemption price for a share of the underlying preferred stock, multiplied by (ii) the fractional amount of a share of preferred stock represented by the depositary share.

If we issue a stock dividend or stock split with respect to the underlying preferred stock, reclassify the underlying preferred stock, exchange shares of the underlying preferred stock for a different class of securities, or upon any recapitalization, reorganization, merger or consolidation, the holders of depositary shares will be entitled to the same rights and treatment - on a proportional basis - as the holders of the underlying preferred stock. These actions will likely be effectuated through the preferred stock depositary. Please refer to the prospectus supplement accompanying any offering of depositary shares for more information on our ability to exercise the aforementioned changes.

If the Company is liquidated or wound up and dissolved, holders of depositary shares will receive the same distribution and other rights as holders of the underlying series of preferred stock in an amount proportional to the fraction of a share of preferred stock represented by a depositary share. The liquidation preference and related rights of the underlying preferred stock will be outlined in the applicable prospectus supplement.

Withdrawal of the Underlying Preferred Stock

Holders of depositary shares may have the right to withdraw the underlying preferred stock represented by their depositary shares. The existence of this right and the terms and requirements related thereto will be outlined in the applicable prospectus supplement. If a holder of depositary shares wishes to withdraw the underlying preferred stock, he or she will need to surrender the depositary receipt and pay all taxes, charges and fees provided for in the deposit agreement. The deposit agreement may provide that only whole shares of the underlying preferred stock may be withdrawn and that shares of preferred stock may not be redeposited in exchange for depositary shares. Please refer to the form deposit agreement that will be attached to any prospectus supplement relating to the offering of depositary shares.

Other Rights

If the holders of the underlying preferred stock have the right to subscribe for or purchase additional securities or any other rights, preferences, or privileges, the same rights, preferences, and privileges will apply to holders of depositary shares in the respective proportional amount. These rights will be outlined in the applicable prospectus supplement. The preferred stock depositary may also be able to sell certain of those rights, preferences, and privileges, whether through warrants or otherwise, and the net proceeds of such sale will be distributed to the holders of depositary shares entitled to such proceeds.

The deposit agreement may also provide holders of depositary shares with the right to inspect the transfer books of the preferred stock depositary and to access and/or obtain a copy of the list of holders of depositary receipts. These rights, if applicable, will be contained in the deposit agreement. Further, the preferred stock depositary will forward or make available, as applicable, any reports and communications from us with respect to the underlying preferred stock to the holders of depositary shares.

Amendment and Termination

The deposit agreement and depositary receipts may be amended, extended, or terminated by us if certain requirements are satisfied. Our ability to do so will be described in detail in the applicable prospectus supplement and form deposit agreement and depositary receipt attached thereto. The depositary agreement may be terminated if (i) all the outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with our liquidation, winding up, or dissolution.

The deposit agreement may allow us to change the preferred stock depositary or allow the preferred stock depositary to resign. If the preferred stock depositary resigns, a new preferred stock depositary will be appointed to assume the role of preferred stock depositary of our depositary shares. Any preferred stock depositary we use must meet certain requirements, which will be described in the applicable prospectus supplement.

Limitation of Liability

The deposit agreement may also provide for a limitation on the liability of both us and the preferred stock depositary. Under the deposit agreement, we may agree to indemnify the preferred stock depositary. With respect to the holders of depositary shares, our liability and the liability of the preferred stock depositary may be limited as follows:

•	we may only be required to take the actions set forth in the deposit agreement in good faith;

•	we will not be liable if a change in the law or other circumstances beyond our control inhibit our ability to perform certain obligations under the deposit agreement;

•	we may have discretionary authority under the deposit agreement, and we will not be liable for actions taken within our discretionary authority;

•	we may not be required to take certain actions under the deposit agreement unless we are provided with satisfaction indemnification from the holders of the depositary shares; and

•	we will be permitted to rely in good faith on the advice of legal counsel and other experts under certain circumstances.

Fees and Charges Against Holders of Depositary Shares

Certain fees and charges related to the issuance, existence, and ownership of the depositary shares will be paid by us and certain of those fees and charges must be paid by the holders of the depositary shares. Those fees and charges that must be paid by the holders may be charged against dividends and other distributions received on behalf of the depositary shares and/or the underlying shares of preferred stock. Detailed information with respect to the amount, recipient, and party responsible for the payment of fees and charges related to (i) the deposit, substitution, or withdrawal of the underlying preferred stock, (ii) the receipt and distribution of dividends, (iii) the sale or exercise of certain rights, and (iv) the transfer, splitting, or grouping of depositary receipts will be provided in the applicable prospectus supplement and the attachments thereto.

DESCRIPTION OF DEBT SECURITIES

General

This section of the prospectus describes the material terms of our debt securities, which may be senior debt securities or subordinate debt securities. When we offer to sell our debt securities, we will describe the specific terms of the offering and the debt securities in a prospectus supplement. The information provided in the prospectus supplement may differ from the information provided herein. In such instances, the prospectus supplement will control. We urge you to read the prospectus supplement and any other offering material carefully and in its entirety. This summary is not complete and is qualified in its entirety by reference to the prospectus supplement and any accompanying exhibits, our Articles, Bylaws and any applicable provisions of West Virginia law.

Any debt securities we issue will be issued under an indenture, which is an agreement between us and the trustee for the debt securities. We have provided the form of the indentures for both the senior and subordinate debt securities as exhibits to this registration statement. The indentures will be governed by the Trust Indenture Act of 1933, as amended, and may be amended by us from time to time. Please refer to the form indentures for additional information about the indentures and the debt securities to which they relate. When we refer to the “indenture” throughout this section, we are referring to the indenture for the applicable debt securities.

Unless otherwise specified in the applicable prospectus supplement, any debt securities that we issue will be our direct unsecured obligations. Senior debt securities will rank equally with all of our other unsecured and unsubordinated debt obligations. Subordinate debt securities will be junior to any senior debt securities and other unsubordinated debt obligations. The applicable prospectus for any debt securities we issue will describe the priority of the securities relative to our other debt securities and obligations.

If we issue senior or subordinate debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may include:

•	the title of the debt securities;

•	the number of debt securities we can issue under the indenture, which may be unlimited;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities, which will be expressed in as a percentage of the principal amount and which may be sold at par, at a premium, or at a discount;

•	the denomination or denominations of the debt securities;

•	whether the debt securities will be senior or subordinated, including additional subordination provisions as needed;

•	the maturity date (the date on which the entire principal will be due), which may vary amongst debt securities in the same series;

•
whether the debt securities will bear interest and, if so, the interest rate or rates, whether the rates are fixed or variable, the date or dates from which interest will start accruing, and the date or dates when the interest will be payable by us;

•	the date or dates on which we will make payments of principal and interest, if any, on the debt securities;

•	if the payment of principal and interest, if any, is contingent and, if so, a description of such contingency;

•	the place or places where we can make payments of principal and interest, if any, on the debt securities;

•	the place or places where holders of debt securities can give notices or demands to us;

•	the place or places where holders of debt securities will receive notices or other information from us;

•	the terms and conditions under which we may be permitted or required to redeem the debt securities, including any sinking fund provisions;

•	the terms and conditions under which we may be permitted or required to repurchase the debt securities;

•	the terms and conditions under which we may be permitted or required to retire the debt securities;

•	whether the debt securities are convertible into common stock or another type of securities and, if so, terms and conditions related to conversion;

•	whether the debt securities will be certificated and/or in bearer form;

•	whether the debt securities will be permanent global debt securities or temporary global debt securities and, if so, the terms and conditions related thereto;

•	information with respect to book-entry procedures, if any;

•
a description of the events that qualify as an event of default and whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture;

•	the terms and conditions of acceleration of the debt securities and any other repercussions of an event of default;

•	the requirements for the trustee to take action under the indenture and what indemnification, if any, the trustee may require before proceeding;

•	the covenants we will undertake with respect to the indenture and underlying debt securities;

•
information regarding any lien or other instrument securing the debt securities, if any, and terms and conditions relating to the modification of the terms of the security or rights of security holders;

•	the identity of the trustee and the nature of any material relationship between the trustee and us or any of our subsidiaries;

•	the identity of any security registrar, paying agent, depositary, and interest rate calculation agent for the debt securities;

•	applicable material income tax implications; and

•	any other terms of the debt securities.

If we issue subordinate debt securities, we will also provide in the applicable prospectus supplement the aggregate amount of our indebtedness that is senior to the subordinate debt securities, including but not limited to any senior debt securities, as of the most recent practicable date. We will also describe the terms and conditions under which we can issue additional debt securities and incur additional other debt obligations that may be senior to the subordinate debt securities. The indentures may permit us to issue additional debt securities, in the same or a different series, without the consent of the holders of existing debt securities. These new debt securities may be equal to or superior in priority to the existing debt securities.

The debt securities are our debt and our assets include equity in our subsidiary City National. Our ability to make payments on our debt securities may depend on the ability of City National to pay us dividends or issue us loans or other funds. City National’s ability to pay dividends is restricted by certain regulations and sound banking principals. Further, if City National becomes insolvent, creditors of City National will have priority to its assets. Our right to City National’s assets, and our ability to use those assets to satisfy our debt securities, will be subordinate to City National’s creditors. Further, the terms of any debt securities offering may provide that, in the event of default and acceleration, the amount of principal due under acceleration may be less than the amount of stated principal.

Interest and Principal Payments

We will make payments of principal and interest, if any, to the holders of our debt securities. All payments will be made in U.S. dollars. The payments may be effectuated through a depositary, paying agent, or other third party. The payments will be made to the registered holder of the debt security at the close of business on the applicable record date. If the debt securities are held in certificated form, the paying agent will make payments by check to wire transfer to the address or bank account designed by the holder of the debt securities. If the debt securities are held as global securities, the depositary will credit the holders’ accounts after receiving payment by wire transfer from us. City Holding and the trustee may not be responsible for maintaining records of ownership or payment transfers on behalf of the debt securities. Any delegation or limitation of this liability will be outlined in the applicable prospectus supplement. Payments made by the depositary on behalf of debt securities held as global securities will also be governed by the depositary’s customary policies and practices and any standing customer instructions.

We will not be obligated to compensate the holders of our debt securities for any federal income tax withheld by us for purposes of satisfying holders’ federal income tax obligations on behalf of the debt securities.

Transfer

The debt securities, including the right to receive payment of principal and interest, if any, may be transferred from one holder to another under the terms of the applicable indenture. If the debt securities are certificated, the holder must surrender the certificate evidencing the debt securities. If the debt securities are global debt securities, they can be transferred only as permitted by the depositary of the global debt securities. The transfer terms applicable to any debt securities we offer will be outlined in the prospectus supplement and form of indenture accompanying such offering.

Redemption, Repayment, and Repurchase

The applicable prospectus supplement and indenture may contain terms and conditions that permit or require us to redeem outstanding debt securities. We may be permitted to exercise a partial redemption, where we redeem some but not all of the debt securities. Any partial redemption will be carried out in a fair and reasonable manner as determined by the trustee, the depositary, or some other third party agent. Contingent on our payment of the redemption price for the debt securities, the debt securities will cease to accrue interest as of the redemption date.

The holders of our debt securities may have the option to demand that we repay such debt security on a certain date or dates prior to the maturity date. The applicable prospectus supplement will indicate if this option is available and, if so, the option dates, repayment amount, notice requirements, and other terms related thereto. Unless indicated otherwise, the repayment price will be equal to the full outstanding principal amount plus any accrued interest. In order to exercise the early repayment option, if any, the payment agent must receive proper notice. If the debt security is held in global security form, the depositary or its nominee will be the only party that can exercise a right to repayment.

We may repurchase our debt securities at any price on the open market or otherwise. Repurchased debt securities may be held by us, resold, or canceled at our discretion.

Change in Control

Unless the applicable prospectus supplement states otherwise, a change in control of City Holding will not affect our debt securities or the rights of the holders thereof. A change in control will not be considered an event of default and will not trigger acceleration of the debt securities. A change in control may adversely affect the value of the debt securities.

Consolidation, Merger, or Sale of Substantially All Assets

If we offer debt securities, the indenture will permit us to consolidate with another company, merge with and into another company, and sell all or substantially all of our assets under certain circumstances. These circumstances may include the requirements that:

•
the surviving company, in the case of a consolidation or merger, or the acquiror, in the case of a sale of all or substantially all of our assets, is a validly existing domestic company that assumes all of our obligations under the indenture and with respect to the debt securities;

•	the transaction will not result in an event of default under the indentures; and

•	certain other requirements.

These requirements will be described more fully in the prospectus supplement and form of indenture accompanying any offering of our debt securities. The surviving company or acquiror will also be assigned all of our rights under the indenture.

Events of Default

Certain events will constitute an “event of default” by us under the indenture. There may be certain repercussions if an event of default occurs, such as acceleration of the principal amount due by us under the debt securities or waiver of some of our rights under the indenture. The circumstances that constitute an event of default and the repercussions thereof will be more fully described in the prospectus supplement and accompanying form of indenture. Events of default may include:

•	failure by us to make a required payment of principal and/or interest for a certain period of time, such as 30 days, after such payment is due;

•	failure by us to make a required sinking fund payment for a certain period of time, such as 30 days, after such payment is due;

•	breach by us of performance of any other of our obligations under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	breach by us of one or more of our covenants and warranties under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	certain events of our bankruptcy, insolvency, or reorganization; and

•	certain other events.

Events of default will apply separately to each series of our debt securities. However, an event of default under one series of our debt securities may constitute an event of default under another series of our debt securities.

If an event of default occurs, the trustee, and in certain circumstances the holders of our debt securities, may have the ability to initiate proceedings against us to enforce the acceleration and other default repercussion terms, if any, under the indenture. In order to so do, however, certain requirements must be met. These requirements will be described in the prospectus supplement and form of indenture accompanying any offering of our debt securities. These requirements may include:

•	reasonable and satisfactory indemnification of the trustee by the holders of the debt securities;

•	proper notice of default or breach from the holders of debt securities to the trustee;

•	proper notice of default or breach from the trustee or the holders of debt securities to us; and

•	the trustee has not received inconsistent directions from the holders of our debt securities.

Notwithstanding the foregoing, the holders of our debt securities will have an absolute right to receive payment of the principal and interest due on the debt securities under the terms of the indenture and to initiate proceedings to enforce such right to payment. Further, we may be required under the terms of the indenture to provide periodic assurance or evidence that we have met all of our obligations related to the debt securities.

Amendment of Indenture

We may amend the indenture, including our rights and obligations, the rights and obligations of the trustee, and the rights and obligations of the holders of our debt securities, if certain conditions are met. Certain amendments will require the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of one or more series affected by the amendment. The amendments that require majority consent from the holders of debt securities may include:

•	changing the maturity date of the debt securities;

•	changing the amount of any payment of principal and interest;

•	allowing payments of principal and interest, if any, to be made in a different currency;

•	changing certain terms related to subordination;

•	changing certain terms related to acceleration and other terms, if any, in repercussion of any event of default by us;

•	reducing the consent requirements needed to amend the indenture or waive compliance with certain of our obligations under the indenture;

•	limiting the holders’ rights to proceed against us for the enforcement of payment of principal and interest, if any;

•	waiving the payment required by us to redeem the debt securities; and

•	certain other amendments.

Please read the prospectus supplement and form of indenture accompanying any offering of our debt securities for complete and final terms relating to our ability to amend the terms of the indenture.

Waiver of Compliance with Indenture

The indenture permits the holders of debt securities to waive our compliance with certain of our obligations under the indenture. A waiver requires the consent of the holders of at least a majority of the principal amount of the outstanding debt securities affected by such waiver. The holders of debt securities may also be able to waive certain past defaults by us. The limitations on waiver of our obligations under the indenture and past defaults will be described in the applicable prospectus supplement and form of indenture.

Discharge and Defeasance

The terms of the indenture may permit us, upon the payment of all outstanding principal and interest payments due under the debt securities, to discharge all or most of our remaining obligations in respect of the debt securities. We will be discharged from our obligations and covenants under the indenture only if we make payment of all outstanding principal and interest due under the debt securities and certain other additional requirements are met. These additional requirements may include obtaining an opinion letter that our payment is adequate to satisfy all outstanding principal and interest payments and that in doing so, the holders of our debt securities will not be subject to adverse income tax consequences.

Trustee

If we choose to offer debt securities, the identity of the trustee will be disclosed in the applicable prospectus supplement. The prospectus supplement and accompanying form of indenture will also lay out the trustee’s rights and obligations, both as they relate to us and the holders of our debt securities. Any material relationship between the trustee and us or any of our subsidiaries will also be laid out in the prospectus supplement.

We will be obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liability, and expenses incurred by it in performing its duties under the indenture. The applicable prospectus supplement and form of indenture will disclose the compensation and indemnification terms that apply to the trustee. Our payment obligations to the trustee will generally be senior to our payment obligations on behalf of the debt securities.

There may be circumstances that require or permit the trustee to resign. If the trustee resigns, a new trustee will be appointed to assume the role of trustee of our debt securities. This will require amendment or assignment of the indenture.

Subordination

The debt securities we offer and sell may be subordinate to some or all of our other debt obligations. This means that our obligation to make payments on our other debt obligations will take legal priority over our obligation to make payments on our debt securities. The extent of the subordination of our debt securities will be outlined more fully in the applicable prospectus supplement.

Our senior debt securities will be subordinate to our senior debt. “Senior debt” includes, as applicable, principal, premium, interest, rent, termination fees, and any other payments due on our current or future indebtedness, whether created, incurred, assumed, guaranteed, or effectively guaranteed by us, including any deferrals, renewals, extensions, refinancing, refunds, amendments and supplements thereto. Senior debt may be in the form of loans, debenture, notes, letters of credit, accounts payable, leases, purchase agreements, derivative instruments, guarantees, security agreements, and other forms. Senior debt does not, however, include:

•	indebtedness that by its terms is subordinate to the senior debt securities;

•	indebtedness that we may owe to our subsidiaries; and

•	certain other indebtedness.

Our subordinate debt securities will be subordinate to our senior debt securities and our senior debt, whether existing at the time of issuance of the subordinate debt securities or incurred thereafter. We may issue senior debt securities after issuing subordinate debt securities, and the subordinate debt securities will be subordinate to the later-issued senior debt securities. Our subordinate debt securities may also be subordinate to certain indebtedness of our subsidiaries.

In the event of our bankruptcy, insolvency, reorganization, liquidation, winding up, or dissolution, we will be required to first satisfy our senior debt. Second, we will satisfy our senior debt securities, if any. Third, we will satisfy our subordinate debt securities, if any. Fourth, we will satisfy any of our indebtedness that is subordinate to the subordinate debt securities. Lastly, we will distribute our remaining assets to our stockholders.

In the event of an acceleration of our payment obligations with respect to our subordinate debt securities due to an event of default, we may be required to satisfy some or all of our payment obligations with respect to our senior debt and senior debt securities before making payment to the holders of our subordinate debt securities. We may not be permitted to make any payments to the holders of our subordinate debt securities if we are in default in the payment of any amounts due under our senior debt or senior debt securities. If we violate this restriction or otherwise violate certain terms of subordination amongst our various debt obligations, the holders of our debt securities may be required to return payments made to them in violation of the subordination terms of the indenture.

Global Debt Securities

Our debt securities will be in either certificated form or global debt securities form. The prospectus supplement accompanying any offering of our debt securities will identify the form of the debt securities being sold. Unless the applicable prospectus supplement states otherwise, if the debt securities are held in global securities form, they will be registered in the name of The Depositary Trust Company or its nominee (“DTC”). DTC will hold the debt securities on behalf of the beneficial owners of the securities. Beneficial owners of debt securities registered in global securities form will need to either establish an account with DTC or hold the securities through an organization with an established account with DTC in order to facilitate the payment of principal and interest and the giving and receipt of notice and other information on behalf of the debt securities. Ownership of global debt securities and any transfer of such ownership can only be effectuated through the records maintained by DTC and its policies and procedures related thereto.

Payments of principal and interest on behalf of our debt securities will be paid by us or our paying agent to DTC. DTC will then facilitate the forwarding of those payments to the beneficial owners of the global debt securities. DTC accomplishes this task by crediting the accounts of the beneficial owners with the respective payment amount due to them according to DTC’s records. The distribution of these payments will also be affected by certain instructions given to DTC by underwriters, agents, and/or the beneficial owners. Similarly, notices and other information given by us to the holders of our debt securities will be given to DTC for forwarding to the beneficial owners.

Accordingly, City Holding, the trustee, and the paying agent will have no liability for:

•	the beneficial ownership, payment and notice instructions, and other information contained in DTC’s records;

•	payments made by DTC to the beneficial owners of our global debt securities;

•	the transfer of notices and information from DTC to the beneficial owners of global debt securities, and

•	the relationship between DTC and the beneficial owners of our debt securities.

For all of our debt securities held in global debt security form, DTC will be considered the holder or registered owner of the debt security. As such, a beneficial owner will not be entitled to hold the debt securities in its name, receive a physical certificate representing the debt securities, or be considered the holder of the debt securities under the applicable indenture. Each beneficial owner of our global debt securities must rely solely on DTC and its policies and procedures to exercise the rights of a holder or beneficial owner of our debt securities. If the beneficial owner does not have an account with DTC and so must own its debt securities through a separate organization with an account with DTC, such person must also rely on such separate organization to exercise its rights and maintain correct records. However, DTC may permit beneficial owners to exercise certain rights under the debt securities and accompanying indenture under certain circumstances.

According to information provided to us, DTC is a limited-purpose trust company and “banking organization” organized under the New York Banking Law, a member of the Federal Reserve System, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of the beneficial owners of debt securities and facilitates the trading and forwarding of payments due thereunder through an electronic book-entry system. Some of the holders of accounts with DTC are also owners of DTC’s parent company, The Depositary Trust & Clearing Corporation. The rules applicable to DTC and its account holders are publicly available through filings with the SEC. The above information concerning DTC and its book-entry system is believed by us to be reliable, but we take no responsibility for the accuracy of this information.

Once one or more of our debt securities are registered in global debt securities form with DTC, they may be exchanged for certificated securities under certain limited circumstances, including in our sole discretion. If so exchanged, the aggregate number and principal amount of the debt securities will not change. The certificated securities will be registered in the names of the beneficial owner of the global debt securities as determined by DTC’s records. Further, if DTC becomes unwilling or unable to act as depositary for our debt securities or is otherwise unqualified to do so under the Exchange Act, we may appoint a new depositary or change the form of the global debt securities to certificated debt securities.

Lastly, some jurisdictions may require certain purchasers of debt securities to hold them in physical certificated form. Beneficial owners to which this limitation applies may experience difficulty in transferring their global debt securities and delay in receiving payment on behalf of their global debt securities.

Governing Law

Unless otherwise provided in the applicable prospectus supplement or form of indenture, the indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of common stock, preferred stock, depositary shares, senior debt securities, or subordinate debt securities that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any other of our securities. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

This summary outlines some of the terms and other provisions of the warrants that may be issued. This summary is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, all of which will be filed with the SEC, as well as our Articles, Bylaws and any applicable provisions of West Virginia law. When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a prospectus supplement. You should refer to this prospectus, the prospectus supplement and the warrant agreement, including the forms of securities warrant certificate, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants.  For more information on how you can obtain copies of the applicable warrant agreement, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement will describe the following terms, where applicable, of any warrants issued under this registration statement:

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.

Warrants for the purchase of common stock, preferred stock, depositary shares, and debt securities will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the underlying securities purchasable upon exercise, including the right to vote or to receive any payments of dividends or interest.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, or the number of depositary shares, senior debt securities, or subordinate debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The applicable prospectus supplement will specify the place or places where and the manner in which the warrants may be exercised. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer.  We may issue units comprising of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have all the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will specify the following terms of any units issued under this registration statement:

•	the terms of the units and of any of the common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities and warrants comprising the units;

•	a description of the terms of any unit agreement governing the units, including whether and under what circumstances the units may be traded separately;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement, the applicable prospectus supplement and any other offering material in their entirety.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus has been passed upon by Dinsmore & Shohl LLP. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 2, 2016;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 5, 2016, and for the quarterly period ended June 30, 2016, filed with the SEC on August 4, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2016; and

•
our Current Reports on Form 8-K filed with the SEC on each of January 26, 2016, February 2, 2016, February 29, 2016, March 17, 2016, March 31, 2016, April 25, 2016, April 29, 2016, May 4, 2016, May 24, 2016, July 26, 2016, and August 2, 2016.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering. We file periodic reports, proxy statements and other information with the SEC.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition,” or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our website at http://www.bankatcity.com or by oral or written request to Vikki Evans Faw, Investor Relations Contact, City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25356; telephone (304) 769-1112. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s Public Reference Room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information about us and the securities that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.bankatcity.com. The information on the SEC website and on our website is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We are only offering these securities in states where the offer is permitted.  You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

Up to $55,000,000
Common Stock

PROSPECTUS SUPPLEMENT
(to the Prospectus dated October 20, 2016)

Keefe, Bruyette & Woods
A Stifel Company

December 19, 2016